EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.75 for the Six Months Ended June 30, 2013

GREENSBORO, N.C., July 29, 2013 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2013 results with highlights as follows:

Second Quarter 2013 Financial Highlights

  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at June 30, 2013 for Carolina Bank improved to 9.39% for Tier 1 leverage, 12.67% for Tier 1 risk-based, and 15.79% for total risk-based.
  The warrant to purchase 357,675 shares of common shares was repurchased from the U. S. Treasury in April 2013.
  $5 million of the $16 million in outstanding preferred stock is scheduled to be retired in August 2013.
  Average non-interest-bearing demand deposits increased 31.3% in the first six months of 2013 from the first six months of 2012.
  Net loan charge-offs declined to $208,000, or 0.20% of average loans (annualized), in the second quarter of 2013 from $1,379,000, or 1.18% of average loans (annualized), in the second quarter of 2012.
  Non-performing assets to total assets decreased to 3.07% at June 30, 2013 from 4.16% at June 30, 2012
  Diluted net income per common share decreased to $0.75 for the six months ended June 2013 from $0.85 for the same period in 2012. Diluted net income per common share was $0.34 and $0.58 for the second quarters of 2013 and 2012, respectively.
  Net income was $3,188,000 for the six months ended June 30, 2013 compared to $3,496,000 for the six months ended June 30, 2012. Net income was $1,470,000 and $2,268,000 in the second quarters of 2013 and 2012, respectively.
  Net income available to common shareholders was $1,164,000 in the second quarter of 2013 compared to $1,961,000 in the second quarter of 2012.
  The net interest margin, computed on a fully taxable basis, was 3.65% in the second quarter of 2013 compared to 3.86% in the second quarter of 2012.

"We continued our goal of building shareholder value in 2013 by increasing our capital and by strengthening our relationships with customers. We plan to retire $5 million of our $16 million in preferred stock in August 2013 which should be accretive to earnings per share," said President and Chief Executive Officer Robert T. Braswell. "Average loans declined during the first six months of 2013 due to a challenging commercial lending environment, but we continued our focus on increasing our commercial relationships as evidenced by a 31.3% increase in average non-interest-bearing demand deposits in the first six months of 2013 from the same period in 2012. Our commercial loan pipeline appears to be strengthening."

"Our mortgage banking revenue for the first six months of 2013 was basically flat with the first six months of 2012; however, we have seen a shift in the loan purpose to a higher percentage of originations used for purchasing homes in 2013 than in 2012. We believe that the ability to maintain our mortgage banking revenues in the face of the changing mortgage environment speaks well for our service quality."

"We are continuing our focus in reducing non-performing and classified assets in 2013 and are pleased that loan charge-offs and classified assets declined during 2013," said Braswell. "Our net loan charge-offs declined to $208,000 in the second quarter of 2013 from $1,379,000 in the second quarter of 2012 and we are striving for additional improvements in our loan quality during the remainder of 2013."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc., began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Hillsborough, and Raleigh in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets

	June 30,	December 31,
	2013	2012
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,904	$ 7,913
Interest-bearing deposits with banks	93,245	7,186
Securities available-for-sale, at fair value	49,445	42,036
Securities held-to-maturity	9,294	211
Loans held for sale	56,403	131,762
Loans	418,158	461,728
Less allowance for loan losses	(10,131)	(9,944)
Net loans	408,027	451,784
Premises and equipment, net	17,362	17,732
Other real estate owned	4,031	5,940
Bank-owned life insurance	10,948	10,765
Other assets	13,830	16,539
Total assets	$ 669,489	$ 691,868

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 76,754	$ 73,032
NOW, money market and savings	337,446	343,740
Time	167,204	174,153
Total deposits	581,404	590,925

Advances from the Federal Home Loan Bank	2,934	15,982
Securities sold under agreements to repurchase	3,237	1,950
Subordinated debentures	19,601	19,563
Other liabilities and accrued expenses	8,121	9,586
Total liabilities	615,297	638,006

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares	15,783	15,573
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,419,013 in 2013 and 3,387,045 in 2012	3,419	3,387
Common stock warrants	--	1,841
Additional paid-in capital	16,168	15,906
Retained earnings	17,985	15,408
Stock in directors' rabbi trust	(1,186)	(1,050)
Directors' deferred fees obligation	1,186	1,050
Accumulated other comprehensive income	837	1,747
Total stockholders' equity	54,192	53,862
Total liabilities and stockholders' equity	$ 669,489	$ 691,868

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Interest income
Loans	$ 6,122	$ 6,887	$ 12,841	$ 13,972
Investment securities, taxable	260	313	508	619
Investment securities, non taxable	107	100	213	207
Interest from deposits in banks	67	21	85	31
Total interest income	6,556	7,321	13,647	14,829

Interest expense
NOW, money market and savings	276	521	596	1,069
Time deposits	503	664	1,023	1,373
Other borrowed funds	187	197	375	399
Total interest expense	966	1,382	1,994	2,841

Net interest income	5,590	5,939	11,653	11,988
Provision for loan losses	100	--	500	1,460
Net interest income after provision for loan losses	5,490	5,939	11,153	10,528
Non-interest income
Service charges	295	318	547	601
Mortgage banking income	3,586	4,356	7,481	7,525
Gain on sale of investment securities available-for-sale	170	--	192	--
Other	155	134	300	301
Total non-interest income	4,206	4,808	8,520	8,427

Non-interest expense
Salaries and benefits	4,610	4,404	9,358	8,434
Occupancy and equipment	747	677	1,494	1,359
Foreclosed property expense	547	574	878	973
Professional fees	355	263	541	520
Outside data processing	195	215	454	421
FDIC insurance	79	207	248	422
Advertising and promotion	285	205	491	380
Stationery, printing and supplies	181	167	334	302
Other	535	613	1,118	1,024
Total non-interest expense	7,534	7,325	14,916	13,835

Income before income taxes	2,162	3,422	4,757	5,120
Income tax expense	692	1,154	1,569	1,624
Net income	1,470	2,268	3,188	3,496
Dividends and accretion on preferred stock	306	307	611	609
Net income available to common stockholders	$ 1,164	$ 1,961	$ 2,577	$ 2,887
Net income per common share
Basic	$ 0.34	$ 0.58	$ 0.76	$ 0.85
Diluted	$ 0.34	$ 0.58	$ 0.75	$ 0.85

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2013
(unaudited)
	Quarterly					Years Ended
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
($ in thousands except for share data)	2013	2013	2012	2012	2012	2012	2011

EARNINGS
Net interest income	$ 5,590	6,063	6,351	5,848	5,939	24,187	24,095
Provision for loan loss	$ 100	400	300	600	--	2,360	6,850
NonInterest income	$ 4,206	4,314	5,655	5,568	4,808	19,650	11,182
NonInterest expense	$ 7,534	7,382	8,323	8,085	7,325	30,243	25,473
Net income	$ 1,470	1,718	2,187	1,819	2,268	7,502	2,397
Net income available to common stockholders	$ 1,164	1,413	1,884	1,505	1,961	6,276	1,223
Basic earnings per share	$ 0.34	0.42	0.56	0.44	0.58	1.85	0.36
Diluted earnings per share	$ 0.34	0.42	0.55	0.44	0.58	1.85	0.36
Average common shares outstanding	3,403,347	3,387,813	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted common shares outstanding	3,423,373	3,398,070	3,420,396	3,387,045	3,387,045	3,395,383	3,387,045

PERFORMANCE RATIOS
Return on average assets *	0.70%	0.84%	1.11%	0.89%	1.18%	0.93%	0.18%
Return on average common equity *	12.04%	14.68%	19.99%	16.75%	23.44%	18.05%	4.03%
Net interest margin (fully-tax equivalent) *	3.65%	3.94%	4.01%	3.71%	3.86%	3.89%	3.92%
Efficiency ratio	76.50%	70.78%	69.02%	70.55%	67.85%	68.68%	71.66%
# full-time equivalent employees - period end	215	215	208	206	200	208	174

CAPITAL
Equity to period-end assets	8.09%	8.21%	7.79%	7.68%	7.40%	7.79%	6.91%
Common tangible equity to assets	5.74%	5.89%	5.53%	5.39%	5.13%	5.53%	4.66%
Tier 1 leverage capital ratio - Bank	9.39%	9.34%	9.23%	9.00%	8.79%	9.23%	8.02%
Tier 1 risk-based capital ratio - Bank	12.67%	12.23%	11.27%	11.14%	11.12%	11.27%	9.60%
Total risk-based capital ratio - Bank	15.79%	15.28%	14.18%	14.09%	14.12%	14.18%	12.50%
Book value per common share	$ 11.23	11.72	11.30	10.75	10.27	11.30	9.26

ASSET QUALITY
Net charge-offs	$ 208	105	1,080	988	1,379	4,209	7,416
Net charge-offs to average loans *	0.20%	0.09%	0.95%	0.86%	1.18%	0.90%	1.49%
Allowance for loan losses	$ 10,131	10,239	9,944	10,725	11,112	9,944	11,793
Allowance for loan losses to loans held invst.	2.42%	2.37%	2.15%	2.33%	2.42%	2.15%	2.42%
Nonperforming loans	$ 16,501	10,806	13,067	21,387	21,771	13,067	22,915
Performing restructured loans	$ 14,151	14,391	13,822	11,192	12,207	13,822	18,502
Other real estate owned	$ 4,031	7,555	5,940	4,751	6,384	5,940	6,728
Nonperforming loans to loans held for investment	3.95%	2.50%	2.83%	4.66%	4.74%	2.83%	4.71%
Nonperforming assets to total assets	3.07%	2.72%	2.75%	3.87%	4.16%	2.75%	4.40%

END OF PERIOD BALANCES
Total assets	$ 669,489	674,764	691,868	675,746	677,476	691,868	673,325
Total loans held for investment	$ 418,158	431,754	461,728	459,323	459,144	461,728	487,031
Total deposits	$ 581,404	585,954	590,925	588,672	592,103	590,925	596,639
Stockholders' equity	$ 54,192	55,389	53,862	51,879	50,143	53,862	46,558

AVERAGE BALANCES
Total assets	$ 671,745	678,373	675,573	675,569	670,339	671,376	668,753
Total earning assets	$ 627,855	629,687	635,170	631,347	624,183	626,736	621,889
Total loans held for investment	$ 423,587	449,704	456,738	459,800	466,412	465,478	498,683
Total interest-bearing deposits	$ 532,286	512,562	519,595	527,545	528,463	526,237	542,402
Common stockholders' equity	$ 38,764	39,044	37,487	35,750	33,649	34,778	30,337

* annualized for all periods presented
return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com